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                                                                EXHIBIT 23(d)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Union Planters Corporation on Form S-4 of our report dated October 28, 1993, incorporated by reference in the Annual Report on Form 10-K of BANCFIRST Corporation for the year ended September 30, 1993 and in the Report on Form 8-K of Union Planters Corporation dated February 8, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche


Birmingham, Alabama
April 20, 1994